Exhibit 32.1

Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

I, Oakleigh Thorne, Chief Executive Officer of eCollege.com (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)

the Quarterly Report of the Company on Form 10-Q for the quarterly period ended June 30, 2003, as filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Oakleigh Thorne
Oakleigh Thorne Chief Executive Officer August 12, 2003

In accordance with clause (ii) of Item 601(b)(32) of Regulation S-K, the above certification (A) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or other wise subject to the liability of that section, and (B) shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company explicitly incorporates it by reference.